As filed with the Securities and Exchange Commission on March 9, 2004

Registration No. 333-70607

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Developers Diversified Realty Corporation
(Exact name of issuer as specified in its charter)

Ohio (State or jurisdiction of incorporation or organization)	34-1723097 (I.R.S. Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Scott A. Wolstein, Chief Executive Officer and Chairman
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

copies to:
Albert T. Adams, Esq.
Baker & Hostetler LLP
3200 National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3485
(216) 621-0200

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 originally filed on January 14, 1999 (Commission File No. 333-70607) is filed to deregister all securities previously registered on such Form S-3 that remain unsold. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on March 9, 2004.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ Scott A. Wolstein

Scott A. Wolstein
Chief Executive Officer and Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated as of the 9th day of March, 2004:

/s/ Scott A. Wolstein Scott A. Wolstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ William H. Schafer William H. Schafer	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David M. Jacobstein David M. Jacobstein	President, Chief Operating Officer and Director

* Albert T. Adams	Director

* Dean S. Adler	Director

* Barry A. Sholem	Director

Terrance R. Ahern	Director

Robert H. Gidel	Director

/s/ Daniel B. Hurwitz Daniel B. Hurwitz	Director

Victor B. MacFarlane	Director

Craig Macnab	Director

Bert L. Wolstein	Director

*By	/s/ Scott A. Wolstein

Scott A. Wolstein
Attorney-in-fact

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